UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2026

Game Your Game, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43419	81-4611894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 Waverley Street, Palo Alto, CA 94301

(Address of principal executive offices and zip code)

(415) 223-4630

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GYGY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2026 (the “Effective Date”), Game Your Game, Inc. (the “Company”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with Altus Sports Group, Inc., a Nevada corporation and newly formed majority-owned subsidiary of the Company (“ASG”), and Michele Rinchiuso, Mohammed Majid, Ehsen Shah and Patryk Strojny, the members of ASG’s founding management team (collectively, the “Founders”), who will serve as ASG’s Chief Executive Officer, Chief Financial and Operating Officer, Chief Strategy Officer, and Advisor, respectively. ASG was formed on August 24, 2026, to pursue a business strategy in sports talent representation, athlete branding, sports marketing and related sectors. The Company holds 70% of ASG’s outstanding common stock and the Founders collectively hold the remaining 30%. Soumya Das, the Company’s Chairman and Chief Executive Officer, serves as the sole director of ASG. In accordance with the Stockholders’ Agreement, the Company has agreed to provide ASG with initial funding of $200,000. Each Founder has the right to be appointed as a director of the board of directors of a wholly owned U.K. subsidiary of ASG through which ASG’s business is expected to be operated, which right terminates upon a termination of such Founder’s service to ASG or its subsidiaries.

The shares of common stock of ASG held by the Founders (the “Founder Shares”) are subject to four-year vesting, with 25% vesting on the first anniversary of the Effective Date and the remainder vesting in 36 equal monthly installments thereafter, in each case subject to continued service. Unvested Founder Shares are automatically forfeited to ASG upon a termination of the Founder’s service, and vest in full upon a change of control of ASG, provided that the Founder’s continued service has not been terminated upon consummation of such change of control, as further described in the Stockholders’ Agreement. Following a termination for cause or resignation, ASG (or the Company) has the right, but not the obligation, to repurchase the vested Founder Shares at Fair Market Value (as defined in the Stockholders’ Agreement); provided, however, that ASG’s board of directors may accelerate the vesting of such Founder Shares if such termination is by reason of a Founder’s death or permanent disability, and, in such case, ASG (or the Company) will have the right, but not the obligation, to purchase such vested Founder Shares at Fair Market Value within 180 days following such termination. In addition to the Company’s general approval rights over specified corporate actions, certain matters, including the issuance of ASG equity at a price, or implying a valuation, below Fair Market Value (other than in connection with a bona fide employee share scheme), the dissolution or liquidation of ASG, and any material change to the nature of ASG’s business, additionally require the consent of at least two Founders for so long as the Founders collectively hold at least 10% of the outstanding shares of ASG’s common stock.

The Founders generally may not transfer their Founder Shares without the Company’s consent, subject to certain limited exceptions. If, following the fourth anniversary of the Effective Date, a Founder transfers its vested Founder Shares to a third-party pursuant to a bona fide written offer and the Company consents to such transfer (the “Proposed Transfer”), then ASG will have a first right of refusal to purchase all or any portion of such shares on the same terms as the Proposed Transfer within 30 days after receipt of notice of such offer (the “ASG Exercise Period”); provided, further, that if ASG chooses not to exercise its first right of refusal to purchase the Founder Shares on the same terms as the Proposed Transfer, then the Company shall have a secondary right of refusal to purchase, on the same terms as the Proposed Transfer, all or any portion of such shares not subject to purchase by ASG under its first refusal right within 30 days following the end of the ASG Exercise Period.

Further, the Stockholders’ Agreement also provides for reciprocal drag-along, tag-along and purchase rights in connection with a sale of ASG constituting a change of control. If all of the Founders wish to accept a bona fide, arm’s-length third-party offer that would constitute a change of control (the “Founder-Approved Offer”), they may deliver a drag notice to the Company (the “Founders’ Drag Notice”), together with the material terms of such offer, and within 30 days after receipt of the Founders’ Drag Notice, the Company must either agree to sell its shares on the same terms and conditions as set forth in the Founder-Approved Offer, or exercise its purchase right to purchase the Founder Shares held by such Founders, but not less than all, within 30 days after receipt of the Founders’ Drag Notice on the same terms and conditions as set forth in the Founder-Approved Offer. Conversely, if the Company wishes to accept a bona fide, arm’s-length third-party offer that would constitute a change of control (the “Company-Approved Offer”), the Company may deliver a drag notice (the “Company’s Drag Notice”) requiring each Founder, and any other stockholder, to sell its shares on the same terms and conditions as set forth in the Company-Approved Offer, unless all Founders exercise their purchase right to purchase the shares held by the Company, but not less than all, within 30 days after receipt of the Company’s Drag Notice on the same terms and conditions as set forth in the Company-Approved Offer. If the Company elects to proceed with a Company-Approved Offer without exercising its drag-along right described above, and the Founders do not exercise their purchase right in connection with the receipt of a Company’s Drag Notice, each Founder has a tag-along right (the “Tag-Along Right”), exercisable within 15 days after the later of: (i) the expiration of the Founders’ 30-day purchase-right period in connection with the receipt of a Company’s Drag Notice, without exercise thereof, and (ii) the receipt of the Company’s written notice that it intends to proceed with such Company-Approved Offer without exercising its drag-along right described above, to include all of its Founder Shares in the sale on the same pro rata, per-share terms as the Company-Approved Offer. If a Founder exercises its Tag-Along Right, the Company is prohibited from consummating such Company-Approved Offer unless the third-party buyer making such offer agrees to purchase the Founder Shares on the same terms.

The foregoing description of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 25, 2026, the Company issued a press release announcing the launch of ASG, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1+	Stockholders’ Agreement of Altus Sports Group, Inc., by and among Altus Sports Group, Inc., Game Your Game, Inc., Michele Rinchiuso, Mohammed Majid, Ehsen Shah and Patryk Strojny.
99.1	Press Release, dated August 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026	Game Your Game, Inc.

	By:	/s/ Soumya Das
Soumya Das
Chief Executive Officer

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